UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2014

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 amends the Current Report on Form 8-K for Four Oaks Fincorp, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on August 19, 2014 (the “Original Filing”), solely for the purpose of adding Item 5.03 and a separate reference to the Articles of Amendment (as defined below) in Item 9.01, each of which were inadvertently omitted from the Original Filing. Except as described above, no other changes have been made to the Original Filing.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2014, the Company filed with the North Carolina Department of the Secretary of State Articles of Amendment (the “Articles of Amendment”) to its Articles of Incorporation, as amended, establishing the relative rights, preferences and designations of the Company’s Series A Preferred Stock discussed in Item 3.03 in connection with the establishment of the Rights Agreement (as defined in Item 3.03). The form of the Articles of Amendment is contained in Exhibit 4.1 to the Original Filing and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

3.1	Form of Articles of Amendment to the Company’s Articles of Incorporation (included as part of Exhibit 4.1).
4.1
Tax Asset Protection Plan, dated as of August 18, 2014, between Four Oaks Fincorp, Inc. and Registrar and Transfer Company, as Rights Agent, including the form of Rights Certificate, Summary of Rights and Articles of Amendment to Articles of Incorporation as Exhibits A, B and C, respectively.*

________________

*           Previously filed as an exhibit to the Original Filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, Chief Executive Officer, and President

Date:  August 28, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Form of Articles of Amendment to the Company’s Articles of Incorporation (included as part of Exhibit 4.1).
4.1
Tax Asset Protection Plan, dated as of August 18, 2014, between Four Oaks Fincorp, Inc. and Registrar and Transfer Company, as Rights Agent, including the form of Rights Certificate, Summary of Rights and Articles of Amendment to Articles of Incorporation as Exhibits A, B and C, respectively.*

________________

* Previously filed as an exhibit to the Original Filing.